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Exhibit 5.1

August 26, 2013

Board of Directors
Mines Management, Inc.
905 W. Riverside Ave. Suite 311
Spokane, Washington 99201

  Re:
  Registration Statement on Form S-3
  Relating to an Aggregate $65,000,000
  Offering Price and/or Principal Amount of Securities

Gentlemen:

        We have acted as counsel for Mines Management, Inc., an Idaho corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate $65,000,000 offering price and/or principal amount of securities of the Company offered for sale from time to time, which securities may consist of (i) senior and subordinate debt securities and convertible debt securities of the Company (collectively, the "Debt Securities"), (ii) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (iii) rights to purchase shares of Series A Junior Participating Preferred Stock, no par value, of the Company attached to the Common Stock (the "Preferred Stock Purchase Rights"), (iv) shares of the Company's preferred stock, no par value (the "Preferred Stock"), (v) warrants to purchase any of the Debt Securities, Common Stock or Preferred Stock (the "Warrants"), (vi) rights to purchase Common stock, Preferred stock and/or Debt Securities (the "Rights"), and/or (vii) units consisting of two or more of classes or series of securities (the "Units"). The Debt Securities, Common Stock, Preferred Stock Purchase Rights, Preferred Stock, Warrants, Rights and Units are referred to collectively herein as the "Securities."

        Any Securities will be issued pursuant to a supplement ("Supplement") to the prospectus ("Prospectus") included in the Registration Statement pursuant to which the corresponding Securities are issued. The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an "Indenture"), each of which would be between the Company and a trustee to be named in a Supplement to the Prospectus. The Warrants would be issued under one or more warrant agreements between the Company and a warrant agent (each, a "Warrant Agreement"). The Rights would be issued under one or more rights agreements between the Company and a rights agent (each, a "Rights Agreement").

        We have assumed for purposes of this opinion (i) the corporate power, authority and legal rights of the trustees under the Indentures, the warrant agents under the Warrant Agreements and the rights agents under the Rights Agreements, to execute, deliver and perform their obligations under the Indenture, Warrant Agreement and Rights Agreement, as applicable, (ii) that the performance of such obligations by any such trustee, warrant agent or rights agent will not violate its charter or by-laws or other applicable organizational documents, (iii) that the trustee, warrant agent or rights agent has the legal ability to exercise its powers thereunder in all applicable jurisdictions, (iv) that the Indentures, Warrant Agreements and Rights Agreements will have been duly authorized, executed and delivered by the trustee, warrant agent or rights agent at the time of issuance of the Debt Securities, Warrants or Rights, as applicable, and (v) that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of Securities consisting of shares of Preferred Stock or Common Stock, and any other contemporaneously issued or reserved shares of Common Stock or Preferred Stock, together with the number of shares of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by the Company does not exceed the number of then authorized shares of the Company.

        This opinion letter is furnished under Item 601(b)(5) of Regulation S-K under the Act in connection with the Registration Statement. In rendering this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such other documents and instruments, and have considered such legal matters as we have deemed necessary or appropriate for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have made no independent investigation of such facts and have relied, to the extent deemed appropriate, upon certificates and representations of certain officers and representatives of the Company.

        Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1.    Common Stock and Preferred Stock.    When the Registration Statement and any required post-effective amendments thereto have all become effective under the Act (which effectiveness shall not have been terminated or rescinded) and any and all Supplement(s) required by applicable laws have been filed as required by such laws, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of common stock of the Company ("Common Stock") and/or shares of preferred stock of the Company ("Preferred Stock") (the "Stock Authorization) and upon issuance and delivery of, and payment of legal consideration not less than the par value thereof for, certificates representing the shares of Common Stock and/or Preferred Stock being duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, any related Supplement(s) and the Stock Authorization, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under its articles of incorporation, as applicable, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are issued and sold as contemplated in the Registration Statement, the Prospectus, any related Supplement(s) and the Stock Authorization, such shares of Common Stock and/or Preferred Stock (including any Common Stock and/or Preferred Stock duly issued upon the (a) exercise of any Warrants pursuant to the terms thereof, (b) separation of any Units pursuant to the terms thereof or (c) exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock and/or Preferred Stock) will be validly issued, fully paid and nonassessable.

          2.    Preferred Stock Purchase Rights.    Upon their issuance in accordance with the terms of the Rights Agreement, dated as of June 18, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent (the "Rights Agreement"), incorporated by reference as Exhibit 4.10 to the Registration Statement, the Preferred Stock Purchase Rights will be validly issued.

          3.    Warrants.    When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act (which effectiveness shall not have been terminated or rescinded) and any and all Supplement(s) required by applicable laws have been filed as required by such laws, (ii) the board of directors of the Company adopts a resolution in form and content as required by applicable law authorizing the issuance of the Warrants (the "Warrant Authorization"), (iii) the Warrant Agreement under which the Warrants are to be issued is duly executed and delivered by the Company and the warrant agent appointed by the Company and (iv) the Warrants or certificates representing the Warrants are duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered as contemplated by the Registration Statement and the Warrant Agreement, and assuming that (a) the terms of such Warrants as issued and delivered are as described in the Registration Statement, the Prospectus, any related Supplement(s) and the Warrant Authorization, (b) at the time of issuance of any equity securities underlying such Warrants, the Company has a sufficient number of authorized but unissued equity securities under its articles of incorporation, (c) such Warrants, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such Warrants are issued and sold as contemplated in the Registration Statement, the Prospectus, any related Supplement(s) and the Warrant Authorization, such Warrants will constitute legally binding obligations of the Company enforceable in accordance with their terms, and such Warrants will be validly issued.

          4.    Debt Securities.    When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the "Debt Securities Authorization"), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus, any related Supplement(s) and the Debt Securities Authorization and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Supplement(s) required by applicable laws have been filed as required by such laws, and assuming that (a) the terms of the Debt Securities, as executed and delivered are as described in the Registration Statement, the Prospectus, any related Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, or otherwise, (d) at the time of issuance of any equity securities upon conversion of such Debt Securities, the Company has a sufficient number of authorized but unissued equity securities under its articles of incorporation, and (e) the Debt Securities are issued and sold as contemplated in the Registration Statement, the Prospectus, any related Supplement(s) and the Debt Securities Authorization, the Debt Securities, (including any Debt Securities duly issued upon the (i) exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities, (ii) exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities or (iii) separation of any Units pursuant to the terms thereof that are comprised of Debt Securities in whole or in part), will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          5.    Rights.    When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act (which effectiveness shall not have been terminated or rescinded) and any and all Supplement(s) required by applicable laws have been filed as required by such laws, (ii) the board of directors of the Company adopts a resolution in form and content as required by applicable law authorizing the issuance of the Rights (the "Rights Authorization"), (iii) the Rights Agreement under which the Rights are to be issued is duly executed and delivered by the Company and the rights agent appointed by the Company and (iv) the Rights or certificates representing the Rights are duly executed and countersigned in accordance with the Rights Agreement and issued and delivered as contemplated by the Registration Statement and the Rights Agreement, and assuming that (a) the terms of such Rights as issued and delivered are as described in the Registration Statement, the Prospectus, any related Supplement(s) and the Rights Authorization, (b) at the time of issuance of any equity securities purchasable on exercise of such Rights, the Company has a sufficient number of authorized but unissued equity securities under its articles of incorporation, (c) such Rights as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such Rights are issued and sold as contemplated in the Registration Statement, the Prospectus, any related Supplement(s) and the Rights Authorization, such Rights will constitute legally binding obligations of the Company enforceable in accordance with their terms.

          6.    Units.    When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act (which effectiveness shall not have been terminated or rescinded) and any and all Supplement(s) required by applicable laws have been filed as required by such laws, (ii) the board of directors of the Company adopts a resolution in form and content as required by applicable law authorizing the issuance of the Units (the "Units Authorization"), and (iii) the Units or certificates representing the Units are duly executed and countersigned in accordance with the agreement(s) governing such securities and issued and delivered as contemplated by the Registration Statement and the agreement(s) governing such securities, and assuming that (a) the terms of such Units as issued and delivered are as described in the Registration Statement, the Prospectus, any related Supplement(s) and the Units Authorization, (b) at the time of issuance of any equity securities constituting a part of such Units, the Company has a sufficient number of authorized but unissued equity securities under its articles of incorporation, (c) such Units as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such Units are issued and sold as contemplated in the Registration Statement, the Prospectus, any related Supplement(s) and the Units Authorization, such Units will constitute legally binding obligations of the Company enforceable in accordance with their terms.

        Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

        We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and the Idaho Business Corporation Act, including the provisions of the Idaho Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Idaho.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and in the Prospectus and any related Supplements. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission relating thereto. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Davis Graham & Stubbs LLP
DAVIS GRAHAM & STUBBS LLP

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  Exhibit 5.1